UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 15, 2020

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-31927	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 S. Clinton Ave., Suite 510, Rochester, New York		14604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of June 15, 2020, VerifyMe, Inc. (the “Company”) entered into an agreement (the “Agreement”) with 23 of the 25 holders (the “Holders”) of senior secured convertible debentures (the “Debentures”) of the Company, representing $1,792,000 of the $1,992,000 aggregate principal amount of the Debentures, and three-year warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), received in connection with the Company’s private placement completed on March 6, 2020. The Company is currently engaged in a public offering (the “Offering”) of units (the “Units”) with each Unit consisting of one share of Common Stock (the “Uplist Shares”) and one warrant to purchase a share of Common Stock (the “Uplist Warrants”), and the listing of the Uplist Shares and Uplist Warrants in the Offering on a national securities exchange (collectively with the Offering, the “Uplist Transaction”).

Pursuant to the Agreement, immediately upon the closing of the Uplist Transaction, the Warrants will be canceled and each Holder will receive 0.4 of a share of Common Stock (the “Shares”) for each share formerly underlying such canceled Warrant. Also, immediately upon the closing of the Uplist Transaction, each Debenture will automatically convert into Uplist Shares and Uplist Warrants at the lower of $0.08 per Unit or a 30% discount to the public offering price of the Units.

In connection with the Agreement, the Holders entered into lock-up agreements with the representative of the underwriters for the Uplist Transaction pursuant to which the Holders have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of any Shares received upon cancelation of the Warrants, any Uplist Shares and Uplist Warrants acquired upon the automatic conversion of the Debentures, and any shares of Common Stock underlying such warrants for a period concluding on the earlier to occur of (i) 120 days after the closing of the Uplist Transaction or (ii) any time after 60 days after the closing of the Uplist Transaction in the event the shares of the Company’s Common Stock trade above two times the public offering price of the Uplist Shares for five consecutive trading days.

The Company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale the Shares, the Uplist Shares, the Uplist Warrants and the shares of Common Stock underlying the Uplist Warrants (together, the “Registerable Securities”). The Company will use its best efforts to file the registration statement for the Registrable Shares within 90 days from the closing of the Uplist Transaction and have the registration statement declared effective within 120 days from the closing of the Uplist Transaction.

No changes will be made to the Debentures and Warrants issued to the two Holders who did not enter into the Agreement.

The foregoing summary of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is being filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Agreement dated as of June 15, 2020 (incorporated herein by reference from Exhibit 10.28 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on June 15, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: June 15, 2020	By:	/s/ Patrick White
Patrick White
President and Chief Executive Officer